Exhibit 99.2

PLBY Group Amends Credit Agreement to Enhance Covenant Flexibility

LOS ANGELES – December 7, 2022 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, announced today that it successfully amended its senior secured credit agreement to, among other things, give the Company the ability to waive applicable net leverage ratio covenants up through the second quarter of 2024 in connection with certain prepayments of the term loan under the credit agreement.

“We believe the anticipated paydown of our debt from cash on hand and expected proceeds from the rights offering we announced earlier today will reduce the cash burden of our debt and provide us with the flexibility to continue to improve our capital structure,” said the Company’s Chief Executive Officer Ben Kohn. “It also allows us to remain focused on our long-term strategy and invest in the continued growth of Playboy and Honey Birdette.”

Additional details regarding the credit agreement amendment will be timely filed with the Securities and Exchange Commission by the Company on a Current Report on Form 8-K.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group Inc.’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars annually in global consumer spending with products and content available in approximately 180 countries. PLBY Group Inc.’s mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, cash burden of debt, capital structure, flexibility, long term-strategy and investment in growth regarding the proposed rights offering and the credit agreement amendment, including the anticipated proceeds from the proposed rights offering and the use of such proceeds.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include prevailing market conditions, the Company’s ability to launch the rights offering as expected, whether stockholders of record will exercise their rights to purchase common stock of the Company and the amount subscribed, and whether the Company will be able to successfully complete the rights offering, in addition to (without limitation): (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s business combination, acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company, including changes in our estimates of the fair value of certain of our intangible assets; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com